Exhibit 99.1

Liberty Global Completes Sale of Chellomedia

Denver, Colorado - February 3, 2014:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) announced today that it has completed the sale of substantially all of the assets of Chellomedia to AMC Networks Inc. (“AMC”) (NASDAQ: AMCX) for €750 million ($1.0 billion)1. Liberty Global will retain its Dutch premium channel business, which consists of its Film1 and Sport1 channels.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading triple-play services are provided through next-generation networks and innovative technology platforms that connected 24 million customers subscribing to 48 million television, broadband internet and telephony services at September 30, 2013.

Liberty Global’s consumer brands include Virgin Media, UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Liberty Global Business Services, our commercial division and Liberty Global Ventures, our investment fund. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Marcus Smith	+44 20.7190.6374
Oskar Nooij	+1 303.220.4218	Bert Holtkamp	+31 20.778.9800
John Rea	+1 303.220.4238	Hanne Wolf	+1 303.220.6678

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1 Converted to U.S. dollars based on the euro to U.S. dollar foreign currency exchange rate in effect as of January 31, 2014.